                                                                     EXHIBIT 4.5


                                 [FACE OF UNIT]

              MSX INTERNATIONAL, INC. AND MSX INTERNATIONAL LIMITED


                                      Units
                                  Consisting of
        $860 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX
                            International, Inc. and
        $140 Principal Amount of 11% Senior Secured Notes Due 2007 of MSX
                             International Limited

No. ___
CUSIP No. _________                                Certificate for _______ Units


                  Each of MSX International, Inc., a Delaware corporation (the "Company"), which term includes any successor corporation, and MSX International Limited, a company organized under the laws of England and Wales ("MSXI Limited"), which term includes any successor company, hereby certifies that
                     is the owner of               Units as described above,
transferable only on the books of the Company and MSXI Limited by the Holder thereof in person or by his or her duly authorized attorney on surrender of this Certificate properly endorsed. Each Unit consists of $860 principal amount of 11% Senior Secured Notes due 2007 of the Company and $140 principal amount of 11% Senior Secured Notes due 2007 of MSXI Limited (together, the "Notes"). This Unit is issued pursuant to the Indenture, dated as of August 1, 2003 among the Company, MSXI Limited, the Guarantors and BNY Midwest Trust Company, as Trustee, (the "Indenture") and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes and the Note Guarantees are governed by the Indenture, and are subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof.

                  Reference is made to the further provisions of this Unit Certificate contained herein, which will for all purposes have the same effect as if set forth at this place. Copies of the Indenture are on file at the office of the Company and MSXI Limited and are available to any Holder on written request and without cost.

                  The Notes will not trade separately unless (i) an Event of Default on the Notes has occurred, (ii) a redemption of the U.K. Notes pursuant to Section 3.1(d) of the Indenture has occurred, or (iii) the occurrence of a Change of Control of MSXI Limited.

                  The Indenture, this Unit and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in this Unit which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  IN WITNESS WHEREOF, the Company and MSXI Limited have caused this Unit to be signed manually or by facsimile by one of its duly authorized officers.



                                        MSX INTERNATIONAL, INC.


                                        By:___________________________
                                           Name:
                                           Title:




                                        MSX INTERNATIONAL LIMITED


                                        By:___________________________
                                           Name:
                                           Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

                  The BNY Midwest Trust Company, as Trustee, certifies that this is one of the Units referred to in the within-mentioned Indenture.



                                        BNY MIDWEST TRUST COMPANY, as Trustee


                                        By:
                                           -------------------------------------
                                           Authorized Signatory


Date of Authentication:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Unit, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Unit to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Unit on the books of the Company and MSXI Limited. The agent may substitute another to act for him.

Dated:                                      Signed:
       ------------------------------              -----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Unit)

Signature Guarantee:
                     ---------------------------------

                               [FACE OF U.S. NOTE]

                             MSX INTERNATIONAL, INC.

                        11% Senior Secured Notes Due 2007

No.                                                                          $

                                                                       CUSIP No.

                  MSX INTERNATIONAL, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of
              Dollars on October 15, 2007.

                  Interest Rate: 11.0%

                  Interest Payment Dates: August 1 and February 1, commencing February 1, 2004.

                  Record Dates: July 15 and January 15.

                  Additional provisions of this Note are set forth on the reverse side of this Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.



                                        MSX INTERNATIONAL, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

                  The BNY Midwest Trust Company, as Trustee, certifies that this is one of the U.S. Notes referred to in the within-mentioned Indenture.



                                        BNY MIDWEST TRUST COMPANY, as Trustee


                                        By:
                                           -------------------------------------
                                           Authorized Signatory


Date of Authentication:

                             [REVERSE OF U.S. NOTE]

                        11% SENIOR SECURED NOTE DUE 2007

         1.       Separable.

                  This U.S. Note, together with the 11% Senior Secured Note due 2007 of MSX International Limited ("MSXI Limited") (the "U.K. Note"), comprise a unit (each a "Unit"). The U.S. Notes and U.K. Notes are collectively referred to in this Note as the "Notes." The Notes will not trade separately unless (i) an Event of Default on the Notes has occurred, (ii) a redemption of the U.K. Notes pursuant to Section 3.1(d) of the Indenture has occurred, or (iii) the occurrence of a Change of Control of MSXI Limited.

         2.       Interest.

                  MSX INTERNATIONAL, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this U.S. Note at the rate per annum shown above. The Company will pay interest semi-annually on August 1 and February 1 of each year, commencing February 1, 2004. Interest on the U.S. Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the U.S. Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         3.       Method of Payment.

                  The Company will pay interest on the U.S. Notes (except defaulted interest) to the Persons who are registered Holders of U.S. Notes at the close of business on the record date immediately preceding the interest payment date even if U.S. Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the record date. Holders must surrender U.S. Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

         4.       Paying Agent and Registrar.

                  Initially, BNY Midwest Trust Company, an Illinois trust company ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying

Agent, Registrar or co-Registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         5.       Indenture.

                  The Company issued the U.S. Notes under an Indenture dated as of August 1 , 2003 (the "Indenture"), among the Company, the Guarantors, the Trustee and the Collateral Agent. This U.S. Note is one of a duly authorized issue of Initial U.S. Notes of the Company designated as its 11% Senior Secured Notes due 2007 (the "Initial U.S. Notes"). The U.S. Notes include the Initial U.S. Notes and the Exchange U.S. Notes issued in exchange for the Initial U.S. Notes pursuant to the Registration Rights Agreement. The Initial U.S. Notes, the Exchange U.S. Notes, the Initial U.K. Notes and the Exchange U.K. Notes are treated as a single class of securities under the Indenture. The terms of the U.S. Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect and amended on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The U.S. Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this U.S. Note and the Indenture will be governed by the Indenture.

         6.       Redemption.

                  (a) Optional Redemption Prior to August 1, 2005. At any time prior to August 1, 2005, the Issuers may, at their option, on one or more occasions redeem all or part of their Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of 105.5% of the principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including August 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the date of redemption. The foregoing optional redemption of the Notes prior to August 1, 2005 shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSXI Limited has occurred.

                           (i) "Treasury Rate" means, with respect to any
redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

                           (ii) "Comparable Treasury Issue" means the United
States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005).

                           (iii) "Comparable Treasury Price" means, with respect
to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                           (iv) "Reference Treasury Dealer Quotation" means,
with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business date preceding such redemption date.

                           (v) "Reference Treasury Dealer" means any primary
U.S. government securities dealer in the City of New York (a "Primary Treasury Dealer") selected by the Company.

                  (b) Optional Redemption on or After August 1, 2005. On or after August 1, 2005, the Notes will be redeemable, at the Issuers' option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date receive interest due on the relevant interest payment date), if redeemed during the period commencing on the date set forth below:

                                                 REDEMPTION
           DATE                                     PRICE
           ----                                  -----------
           August 1, 2005........................  105.500%
           February 1, 2006......................  102.750%
           August 1, 2006 and thereafter.........  100.000%

                  The foregoing optional redemption of the Notes on or after August 1, 2005 shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSXI Limited has occurred.

                  (c) Redemption Upon Equity Offering. In addition, at any time and from time to time prior to August 1, 2005, the Issuers may redeem at their option in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.0% plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

                  The foregoing optional redemption of the Notes shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSXI Limited has occurred.

         7.       Notice of Redemption.

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of U.S. Notes to be redeemed at his registered address. U.S. Notes in denominations larger than $860 may be redeemed in part but only in whole multiples of $860. If money sufficient to pay the redemption price of and accrued interest on all U.S. Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before 10:00 a.m. New York City time on the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such U.S. Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         8.       Offers to Purchase.

                  Sections 4.6, 4.11(a) and 4.23 of the Indenture provide that after certain Asset Sales, upon the occurrence of a Change of Control Triggering Event and upon the Company having Excess Cash Flow, and subject to further limitations contained therein, the Company and MSXI Limited will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9.       Denominations.

                  The U.S. Notes are in registered form, without coupons, and in denominations of $860 and integral multiples of $860.

         10.      Persons Deemed Owners.

                  The registered Holder of this U.S. Note may be treated as the owner of it for all purposes.

         11.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         12.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the U.S. Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the U.S. Notes to redemption or maturity, as the case may be.

         13.      Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

         14.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of U.S. Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

         15.      No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, or interest on any of the U.S. Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the U.S. Notes or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any past, present and future incorporator, stockholder, officer, director, employee or controlling person of the Company, a Subsidiary Guarantor or any Successor Person thereof. Each Holder, by accepting a U.S. Note, waives and releases all such liability.

         16.      Guarantees.

                  This U.S. Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

         17.      Governing Law.

                  THE INDENTURE AND THE U.S. NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         18.      Waiver of Jury Trial.

                  EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A U.S. NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THIS U.S. NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

         19.      Authentication.

                  This U.S. Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this U.S. Note.

         20.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         21.      CUSIP Numbers.

                  Upon the occurrence of a Separation Event, the Company will, as soon as practicable, obtain CUSIP numbers and have such CUSIP numbers printed on the U.S. Notes and direct the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the U.S. Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to: MSX International Limited, c/o MSX International, Inc., 22355 West Eleven Mile Road, Southfield, MI 48304-4375, Tel: 248-829-6300, Attention: Corporate Legal Department.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________ agent to transfer this Note on the books of the Company and MSXI Limited. The agent may substitute another to act for him.

Dated:                             Signed:
        ------------------------           -------------------------------------
                                           (Sign exactly as your name appears on
                                           the other side of this Note)

Signature Guarantee:
                      --------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this U.S. Note purchased by the Company pursuant to Section 4.6, 4.11 or 4.23 of the Indenture, check the box:
/ /

                  If you want to elect to have only part of this U.S. Note purchased by the Company pursuant to Section 4.6, 4.11 or 4.23 of the Indenture, state the amount: $

Date:                        Your Signature:
      ----------------                       -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of the U.S. Note)

Signature Guarantee:
                      --------------------------------------------
                      (Signature must be guaranteed)

                               [FACE OF U.K. NOTE]

                            MSX INTERNATIONAL LIMITED

                        11% Senior Secured Notes Due 2007

No.                                                                          $

                                                                       CUSIP No.

                  MSX INTERNATIONAL LIMITED, a company under the laws of England and Wales, promises to pay to Cede & Co., or registered assigns, the principal
sum of                        Dollars on October 15, 2007.

                  Interest Rate:  11.0%

                  Interest Payment Dates: August 1 and February 1, commencing February 1, 2004.

                  Record Dates:  July 15 and January 15.

                  Additional provisions of this Note are set forth on the reverse side of this Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.



                                        MSX INTERNATIONAL LIMITED


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

                  The BNY Midwest Trust Company, as Trustee, certifies that this is one of the U.K. Notes referred to in the within-mentioned Indenture.



                                         BNY MIDWEST TRUST COMPANY, as Trustee


                                         By:
                                            ------------------------------------
                                            Authorized Signatory


Date of Authentication:

                             [REVERSE OF U.K. NOTE]

                        11% SENIOR SECURED NOTE DUE 2007

          1.      Separable.

                  This U.K. Note, together with the 11% Senior Secured Note due 2007 of MSX International, Inc. (the "U.S. Note"), comprise a unit (each a "Unit"). The U.S. Notes and U.K. Notes are collectively referred to in this Note as the "Notes." The Notes will not trade separately unless (i) an Event of Default on the Notes has occurred, (ii) a redemption of the U.K. Notes pursuant to Section 3.1(d) of the Indenture has occurred, or (iii) the occurrence of a Change of Control of MSXI Limited.

          2.      Interest.

                  MSX INTERNATIONAL LIMITED, a company under the laws of England and Wales (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this U.K. Note at the rate per annum shown above. The Company will pay interest semi-annually on August 1 and February 1 of each year, commencing February 1, 2004. Interest on the U.K. Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the U.K. Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          3.      Method of Payment.

                  The Company will pay interest on the U.K. Notes (except defaulted interest) to the Persons who are registered Holders of U.K. Notes at the close of business on the record date immediately preceding the interest payment date even if U.K. Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the record date. Holders must surrender U.K. Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("Legal Tender"). However, the Company may pay principal and interest by its check payable in such Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

          4.      Paying Agent and Registrar.

                  Initially, BNY Midwest Trust Company, an Illinois trust company ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying

Agent, Registrar or co-Registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

          5.      Indenture.

                  The Company issued the U.K. Notes under an Indenture dated as of August 1 , 2003 (the "Indenture"), among the Company, the Guarantors, the Trustee and the Collateral Agent. This U.K. Note is one of a duly authorized issue of Initial U.K. Notes of the Company designated as its 11% Senior Secured Notes due 2007 (the "Initial U.K. Notes"). The U.K. Notes include the Initial U.K. Notes and the Exchange U.K. Notes issued in exchange for the Initial U.K. Notes pursuant to the Registration Rights Agreement. The Initial U.K. Notes, the Exchange U.K. Notes, the Initial U.S. Notes and the Exchange U.S. Notes are treated as a single class of securities under the Indenture. The terms of the U.K. Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect and amended on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The U.K. Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this U.K. Note and the Indenture will be governed by the Indenture.

          6.      Redemption.

                  (a) Optional Redemption Prior to August 1, 2005. At any time prior to August 1, 2005, the Issuers may, at their option, on one or more occasions redeem all or part of their Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of 105.5% of the principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including August 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the date of redemption. The foregoing optional redemption of the Notes prior to August 1, 2005 shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of the Company has occurred.

                           (i) "Treasury Rate" means, with respect to any
redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

                           (ii) "Comparable Treasury Issue" means the United
States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005).

                           (iii)    "Comparable Treasury Price" means, with
respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                           (iv)     "Reference Treasury Dealer Quotation" means,
with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business date preceding such redemption date.

                           (v)      "Reference Treasury Dealer" means any
primary U.S. government securities dealer in the City of New York (a "Primary Treasury Dealer") selected by the Company.

                  (b) Optional Redemption on or After August 1, 2005. On or after August 1, 2005, the Notes will be redeemable, at the Issuers' option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date receive interest due on the relevant interest payment date), if redeemed during the period commencing on the date set forth below:

                                                    REDEMPTION
              DATE                                     PRICE
              ----                                  ----------
              August 1, 2005.......................   105.500%
              February 1, 2006.....................   102.750%
              August 1, 2006 and thereafter........   100.000%


                  The foregoing optional redemption of the Notes on or after August 1, 2005 shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSXI Limited has occurred.

                  (c) Redemption Upon Equity Offering. In addition, at any time and from time to time prior to August 1, 2005, the Issuers may redeem at their option in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.0% plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

                  The foregoing optional redemption of the Notes shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSXI Limited has occurred.

                  (d) Tax Redemption. U.K. Notes may be redeemed, at the option of MSXI Limited, as a whole, but not in part (limited to U.K. Notes with respect to which an Additional Amount (as described below) is or may be required), at any time, upon giving notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with interest accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if MSXI Limited determines and certifies to the Trustee immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Amounts in respect of such U.K. Notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United Kingdom or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change or amendment becomes effective on or after the date of issuance of such U.K. Notes and (ii) such obligation cannot be avoided by MSXI Limited taking reasonable measures available to it, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which MSXI Limited would be obligated to pay such Additional Amounts if a payment in respect of such U.K. Notes was then due. Prior to the giving of any notice of redemption described in this Section 6(d), MSXI Limited shall deliver to the Trustee (a) a certificate signed by two directors of MSXI Limited stating that the obligation to pay Additional Amounts cannot be avoided by MSXI Limited taking reasonable measures available to them and (b) an Opinion of Counsel to MSXI Limited to the effect that MSXI Limited has become obligated to pay Additional Amounts as a result of such a change or amendment described above and that MSXI Limited cannot avoid payment of such Additional Amounts by taking reasonable measures available to them.

          7.      Notice of Redemption.

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of U.K. Notes to be redeemed at his registered address. U.K. Notes in denominations larger than $140 may be redeemed in part but only in whole multiples of $140. If money sufficient to pay the redemption price of and accrued interest on all U.K. Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before 10:00 a.m. New York City time on the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such U.K. Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          8.      Offers to Purchase.

                  Sections 4.6, 4.11(a) and 4.23 of the Indenture provide that after certain Asset Sales, upon the occurrence of a Change of Control of the Company and upon the Company having Excess Cash Flow, and subject to further limitations contained therein, the Company and MSXI Limited will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture. Section 4.11(b) of the Indenture provides that upon the occurrence of the Change of Control of MSXI Limited, MSXI Limited may, at its option at any time, redeem the U.K Notes in whole, and not in part, at the optional redemption prices specified in (i) Section 6(a) for redemptions prior to August 1, 2005 and (ii) the first paragraph of Section 6(b) for redemptions on or after August 1, 2005. If MSXI Limited has not delivered a notice of redemption within 30 days following a Change of Control of MSXI Limited, each Holder of a U.K. Note shall have the right to require that MSXI Limited repurchase all or a portion of such Holder's U.K. Notes in accordance with the procedures set forth in the Indenture.

          9.      Denominations.

                  The U.K. Notes are in registered form, without coupons, and in denominations of $140 and integral multiples of $140.

         10.      Persons Deemed Owners.

                  The registered Holder of this U.K. Note may be treated as the owner of it for all purposes.

         11.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         12.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the U.K. Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the U.K. Notes to redemption or maturity, as the case may be.

         13.      Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

         14.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of U.K. Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

         15.      No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, or interest on any of the U.K. Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the U.K. Notes or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any past, present or future incorporator, stockholder, officer, director, employee or controlling person of the Company, a Subsidiary Guarantor or any Successor Person thereof. Each Holder, by accepting a U.K. Note, waives and releases all such liability.

         16.      Guarantees.

                  This U.K. Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

         17.      Governing Law.

                  THE INDENTURE AND THE U.K. NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         18.      Waiver of Jury Trial.

                  EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A U.K. NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THIS U.K. NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

         19.      Authentication.

                  This U.K. Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this U.K. Note.

         20.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         21.      CUSIP Numbers.

                  Upon the occurrence of a Separation Event, the Company will, as soon as practicable, obtain CUSIP numbers and have such CUSIP numbers printed on the U.K. Notes and direct the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the U.K. Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to: MSX International, Inc., 22355 West Eleven Mile Road, Southfield, MI 48304-4375, Tel: 248-829-6300, Attention: Corporate Legal Department.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ___________________________________________ agent to transfer this Note on the books of the Company and MSX International, Inc. The agent may substitute another to act for him.

Dated:                          Signed:
       ------------------              -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                     --------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this U.K. Note purchased by the Company pursuant to Section 4.6, 4.11 or 4.23 of the Indenture, check the box:
/ /

                  If you want to elect to have only part of this U.K. Note purchased by the Company pursuant to Section 4.6, 4.11 or 4.23 of the Indenture, state the amount: $

Date:                   Your Signature:
       -------------                   -----------------------------------------
                                       (Sign exactly as your name appears on the other side of the U.K. Note)

Signature Guarantee:
                     --------------------------------------
                     (Signature must be guaranteed)